EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 26th day of September, 2005, by and among Gales Industries Incorporated, a Delaware corporation (the "Company"), Air Industries Machining, Corp., a New York corporation (the "Subsidiary"), and Dario Peragallo, a resident of the State of New York ("Executive"). The Company and the Subsidiary are sometimes referred to herein jointly as the "Employer".

      WHEREAS, the Employer wishes to employ Executive on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Employer on such terms and conditions.

      NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Employer and Executive set forth below, the Employer and Executive hereby agree as follows:

      1. Employment. The Employer hereby employs Executive, and Executive hereby accepts such employment and agrees to perform services for the Employer, for the period and on the other terms and subject to the conditions set forth in this Agreement.

      2. Term. Unless terminated at an earlier date in accordance with the provisions of Section 6 of this Agreement, the initial term of Executive's employment hereunder shall be a period of five (5) years commencing on the effective date (the "Effective Date") of the Company's acquisition of the shares of the Subsidiary (the "Initial Term"). This Agreement shall be automatically extended for successive three (3) one year periods (each, a "Renewal Term", and together with the Initial Term, the "Term") unless (i) any party objects to such extension by no less than ninety (90) days' prior written notice to the other parties at any time prior to the expiration of the Initial Term or a Renewal Term, as the case may be, or (ii) this Agreement is terminated at an earlier date in accordance with the provisions of Section 6.

      3. Position and Duties.

            3.01 Service with the Employer. The Employer hereby employs Executive in an executive capacity during the Term with the title of Executive Vice President of Manufacturing and Production of the Subsidiary, and Executive hereby accepts such employment and undertakes and agrees to serve in such capacities during the Term. In addition, the Company agrees to use its best efforts to cause Executive to be elected as a member of the Boards of Directors of both the Company and the Subsidiary. In such capacities, Executive shall have such powers, perform such duties and fulfill such responsibilities typically associated with such positions in other publicly held companies.

            3.02 Performance of Duties. Executive agrees to serve Employer to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Employer during the Term. Notwithstanding the foregoing, Executive shall not be precluded from accepting service as a director of other businesses or community organizations or from the management of his investments, provided, however, that any such business shall not be competitive with the Company and such service shall not detract from Executive's performance or time commitment hereunder. Executive shall report directly to the Executive Chairman and the Board of Directors of the Company and to the Board of Directors of the Subsidiary, as the case may be.

            3.03 Key-man Life Insurance. Should the Company determine to obtain key-man life insurance payable to the Company in the event of the death of Executive, Executive agrees to cooperate with such effort.


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      4. Compensation.

            4.01 Base Salary. As base compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive an annual base salary, which annual base salary shall be $230,000 per year for the initial twelve-month period of the Term (as adjusted pursuant to this Section 4.01, the "Base Salary"), which Base Salary shall be paid on a weekly basis in accordance with the Company's normal payroll procedures and policies, subject to applicable deductions as required by law. The amount of the Executive's Base Salary (a) shall be reviewed annually by the Board of Directors of the Company, (b) shall be increased annually from the amount of the Base Salary paid to Executive during the prior twelve-month period (each, a "Prior Period") of the Term on the basis, inter alia, of the profitability and performance of the Company, on a consolidated basis, during such Prior Period (as compared to the profitability and performance of the Company, on a consolidated basis, during the twelve-month period prior to such Prior Period), which increase shall in no event be less than five percent (5%) of the amount of the Base Salary paid to Executive during such Prior Period, provided that Operating Profits during such Prior Period are at least five percent (5%) greater than the Operating Profits during the twelve-month period prior to such Prior Period and (c) shall under no circumstance be reduced from the amount of the Base Salary paid to Executive during the applicable Prior Period. "Operating Profits" means the consolidated net income during the applicable period, as reported on the Company's consolidated financial statements, plus current interest expense, noncash expenses related to any employee stock ownership plan established by the Company, provisions for taxes based on income, any extraordinary losses for such period, minus any extraordinary gains for such period, but without adjustment for any noncash income or noncash charges which are classified as such under generally accepted accounting principles in the United States (other than noncash expenses related to any employee stock ownership plan established by the Company).


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

            4.02 Annual Bonus. In addition to Base Salary, the Company shall pay to Executive an annual bonus. The amount of the annual bonus to be paid to Executive with respect to any twelve-month period during the Term shall be determined at the discretion of the Board of Directors of the Company, provided, however, that the amount of such annual bonus shall be reasonably predicated on Executive's performance and the achievement by the Company of its operating targets as set forth in the applicable budget adopted by the Board of Directors of the Company in consultation with Executive. In addition, Executive shall participate in all other bonus programs that Employer may adopt from time to time in which senior employees are entitled to participate.

            4.03 Participation in Benefit Plans. (a) The Company will either pay, or reimburse Executive, for the amount of the premiums due for a long-term disability policy providing benefits of no less than one-half of Executive's salary until age 65 with respect to Executive and a life insurance policy on the life of Executive. Such life insurance policy will pay Executive's designated beneficiary or beneficiaries no less than two times the amount of the Base Salary that was being paid to Executive at the time of his death. In addition, Executive shall also be entitled to participate in all employee benefit plans or programs offered to senior employees of Employer (to the extent that Executive meets the requirements for each such plan or program), including without limitation participation in any health, disability, dental, eye care, 401(k), deferred compensation and other similar plans (together with the life insurance and disability policies, "Benefits"), as such plans and programs may be or have been adopted from time to time.


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

            (b) Employer intends to implement a plan relating to future acquisitions of other businesses, pursuant to which a portion of a corporate overhead charge implemented in connection with each acquisition will be allocated in good faith by the Company's Board of Directors to compensation for executive-level employees of the Company. Upon adoption of such plan, it shall provide that Executive will be entitled to no less than 15% of the portion of the corporate overhead charged allocated to executive-level compensation with respect to each such acquisition consummated at any time during the period from the date of adoption of such plan until the date on which the Employer's obligations to pay Benefits has terminated pursuant to Section 6.02.

            4.04 Automobile and Other Expenses. The Company will pay to Executive no less than $700 per month (adjusted annually for inflation, as determined by the Company's Board of Directors) during the Term as reimbursement for business-related operating expenses for an automobile to be used by Executive, including without limitation automobile lease payments, insurance, service and repairs in the ordinary course. In addition, the Company shall pay or reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment and approval of appropriate itemized expense statements, receipts, vouchers or other supporting documentation in accordance with the Company's normal policies.

            4.05 Vacation. Executive shall be entitled to no less paid vacation than other senior employees of the Company receive pursuant to the Company's standard vacation policies, provided, however, that Executive shall be entitled to no less than three (3) weeks of paid vacation during each twelve (12) month period during the Term.


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

            4.06 Stock Options and Other Incentive Compensation. To further the attainment of the Company's long-term profit and growth objectives, the Company hereby grants Executive, contemporaneously with the execution of this Agreement, options to purchase such number of shares of common stock of the Company as will convert into 1,200,000 shares of common stock (the "Common Stock") of the public entity with which the Company merges upon acquisition of the Subsidiary. The exercise price of 150,000 of such options shall be twenty-two cents and the exercise price of the remaining options shall be determined in accordance with the provisions of the Option Agreement being delivered simultaneously herewith. In addition, Executive shall be entitled to participate in all other stock option, revenue sharing, profit sharing, long-term accumulation and/or stock based plans or programs that the Company or the Subsidiary may adopt from time to time. For purposes of any Common Stock options or other similar programs to be granted hereunder, such Common Stock and rights shall be defined to include the Common Stock of any successor corporation or other entity into which the Company is merged, or which acquires substantially all the assets of the Company.

      5. Additional Covenants.

            5.01 Acknowledgments and Stipulations. Executive acknowledges that he is agreeing to the covenants set forth in this Section 5 (a) in consideration of the substantial economic benefits derived by Executive under the terms of this Agreement, (b) in recognition that the services rendered by Executive to Employer will be unique, as are Executive's abilities, skills and experience,
(c) in recognition that, as a result of his employment, Executive will acquire and participate in the creation of knowledge and information of a confidential and/or proprietary nature relating to the business of the Company and its affiliates, which is valuable to the Company because the Company will expend substantial time, effort and money to develop such knowledge and information,
(d) to induce Employer to employ Executive and disclose certain of such information to Executive, and (e) to induce Employer to enter into this Agreement.


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            5.02 Nonsolicitation of Customers and Executives. At all times during the term of Executive's employment with the Employer and for a period of twelve (12) months following the termination of such employment pursuant to
Section 6.01(a) or Section 6.01(f) hereto, (a) Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, solicit or attempt to solicit the business or patronage of, or interfere with the business relationship of the Employer with any customer of the Employer, and
(b) Executive shall not directly or indirectly cause any other person to employ, solicit, disturb, entice away, or in any other manner persuade any employee of the Employer or its affiliates to discontinue or alter his or her relationship with the Employer.

            5.03 Noncompetition. At all times during the term of Executive's employment with the Employer and for a period of twelve (12) months following the termination of such employment for any reason other than a termination of this Agreement by the Company without cause, Executive whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, shall not engage, directly or indirectly through any other person, in any business, enterprise or employment which competes with the business of the Employer. Executive acknowledges and agrees that the business of the Employer is of a worldwide nature and that any geographic limitation on the foregoing covenant would be ineffective to adequately protect the interests of the Employer. Executive further acknowledges and agrees that the foregoing covenant is an integral part of his agreement to be employed hereunder, is fair and reasonable in light of all of the facts and circumstances of the relationship between Executive and the Employer. In the event any court of competent jurisdiction determines that, notwithstanding the foregoing acknowledgments, the scope of the restricted activities of the foregoing covenant is excessive or not enforceable, or that


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the foregoing covenant is not enforceable unless it is subject to a geographic limitation, this Agreement shall be deemed amended to reflect the maximum restrictions on activities and geographic scope allowable pursuant to such court's determination. Nothing contained in this Section 5.03 shall be construed as limiting the scope of this Section 5.

            5.04 Limitation on Covenant not to Compete. Ownership by Executive, as a passive investment, of less than two percent (2.00%) of the outstanding shares of capital stock of any corporation, with a cost basis to Executive of less than $250,000, listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 5.

            5.05 Confidential Information. Executive agrees that during and after the period of his employment, he will not, without the authorization of the Company, divulge, disclose or otherwise communicate to any person, other than as necessary or desirable for the business of the Employer pursuant to his responsibilities to the Employer during the Term, any information of a confidential nature pertaining in any way to the Employer's business, products, practices, techniques, customers, suppliers, functions or operations (the "Confidential Information"), except to the extent that such Confidential Information (a) was disclosed to Executive by a third party who did not obtain the same directly or indirectly from the Company or one of its affiliates, (b) was known by Executive prior to disclosure by the Employer, (c) at or after the time of disclosure, is or becomes generally available to the public (other than as a result of its disclosure by Executive), (d) is required to be disclosed by Executive pursuant to applicable law or an order of a governing authority applicable to Executive.


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

      6. Termination.

            6.01 Grounds for Termination. This Agreement shall terminate prior to the expiration of the Initial Term or any Renewal Term upon the occurrence of any of the following events at any time during such Initial Term or Renewal
Term:

                  (a) The effective date of Executive's voluntary resignation, for which Executive agrees to give at least 30 days' prior written notice to the Company;

                  (b) Executive's death;

                  (c) Executive's Disability (as hereinafter defined);

                  (d) Executive elects to terminate his employment 30 or more days after Executive gives the Company written notice of his intent to terminate his employment ("Notice of Good Reason") for any of the following reasons (each, a "Good Reason"), provided that the Company has not eliminated the circumstances constituting Good Reason prior to the effective date of such resignation: (1) a material adverse alteration in the nature or status of Executive's title, duties or responsibilities; (2) a material adverse reduction in Executive's Base Salary and Benefits (excluding contingent salary and bonuses); (3) a requirement that Executive be based at a work location more than 50 miles from the current site of Employer (unless such new work location is closer to Executive's residence than the current site is); (4) the failure by the Company to pay to Executive any portion of Executive's compensation then due and payable; or (5) any failure by Employer to comply with the material provisions of this Agreement. The Notice of Good Reason shall indicate the specific provision above that Executive is relying upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason under the provision so indicated;

                  (e) Executive's termination by Employer without Cause (as hereinafter defined);


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

                  (f) Executive's termination by Employer for Cause. For the purposes of this Agreement, "Cause" means, as determined by the Board (or its designee), with respect to conduct during the Executive's employment or service relationship with the Company or its affiliates, whether or not committed during the Term, (i) commission of a felony by Executive; (ii) acts of dishonesty by Executive resulting or intending to result in personal gain or enrichment at the expense of the Company or its subsidiaries; (iii) conduct by Executive in connection with his duties hereunder that is fraudulent, unlawful or grossly negligent, including, but not limited to, acts of discrimination; (iv) engaging in personal conduct by Executive (including but not limited to employee harassment or discrimination, the use or possession at work of any illegal controlled substance) which seriously discredits or damages the Company or its subsidiaries; and (v) breach of the Executive's covenants set forth in Section 5 before termination of employment; provided, that, the Executive shall have fifteen (15) days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for "Cause" shall be effective immediately or on such later date set forth by the Company in the notice of termination.

            6.02 Severance. If Executive's employment is terminated:

            (a) as a result of Sections 6.01(b) and (f), then the Company shall pay to Executive his full Base Salary, bonuses for the calendar year (or employment period) prior to the year (or employment period) in which such termination occurs and Benefits prorated through the effective date of such termination, and Executive shall be reimbursed for any expenses incurred by him pursuant to Section 4.04 through the termination date; or

            (b) as a result of Section 6.01(c), 6.01(d) or 6.01(e), then the Company shall pay to Executive or Executive's estate (1) his full Base Salary, bonuses for the calendar year (or employment period) prior to the year (or employment period) in which such termination occurs, pro-rated bonuses for the


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current year (or period) and Benefits prorated through the effective date of such termination and (2) additional Base Salary, payable in monthly installments, plus additional Benefits, for the period from the effective date of such termination until the later of (i) one year after the effective date of such termination and (ii) the date on which the then-current Initial Term or Renewal Term, as the case may be, would have expired (provided, however, if participation by Executive in any Benefit plan or program after the termination of his employment is not permitted under such plan or program, then the Company will provide him with the equivalent benefits); Executive shall be reimbursed for any expenses incurred by him pursuant to Section 4.04 through the effective date of such termination; Executive shall be paid $700 per month (or a prorated portion thereof) for the automobile to be used by Executive from the effective date of such termination until the later of (i) one year after the effective date of such termination and (ii) the date on which the then-current Initial Term or Renewal Term, as the case may be, would have expired; and all stock options granted to Executive shall immediately vest and be exercisable as of, and for a period of twelve months after, the effective date of such termination.

            6.03 "Disability" Defined. As used in this Agreement, the term "Disability" means any mental or physical condition that results in the Executive becoming unable to perform the essential functions of his position, with reasonable accommodation, for a period of at least ninety (90) days. The Executive shall be deemed to have a Disability at the end of such ninety (90) day period.

            6.04 Surrender of Records and Property. Upon termination of Executive's employment by Executive or by the Company, for any reason or for no reason, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, and calculations, and copies thereof, in whatever medium, which


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are the property of Employer or which relate in any way to the business, products, practices, techniques, customers, suppliers, functions or operations of Employer, and all other property and Confidential Information of Employer, including, but not limited to, all documents which in whole or in part contain any Confidential Information of Employer, which in any of these cases are in his possession or under his control.

            6.05 Resignation. If the Executive's employment is terminated for any reason under the terms of this Agreement, he shall be deemed to resign (i) if a member, from the Board of Directors of the Company and any subsidiary of the Company or any other board to which he has been appointed or nominated by or on behalf of the Company and (ii) from any position with the Company or any subsidiary of the Company, including, but not limited to, as an officer of the Company or any of its subsidiaries.

            6.05 Successor. The Company, or any Person which controls the Company, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company by written agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company and the Subsidiary would be required to perform if no such succession had occurred. Failure of the Company or a controlling entity to obtain such written agreement prior to the effective date of any such succession followed by the failure of the successor to honor this Agreement shall be a breach of this Agreement and shall entitle Executive to the rights and benefits hereunder as though he had terminated his employment with Employer for Good Reason, whether or not he terminates his employment with Employer.

      7. Injunctive Relief; Arbitration.


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

            7.01 Injunctive Relief. Executive agrees that (i) any breach or threatened breach of Sections 5 or 6.04 shall be a material breach of this Agreement, (ii) such breach will cause substantial harm to Employer and/or its customers, the amount of which will be difficult to determine and compute, (iii) the remedies of Employer at law for such breach would be inadequate to fully compensate Employer for the harm caused thereby and (iv) in addition to, but not to the exclusion of any other available remedy, Employer shall have the right to enforce the provisions of Sections 5 and 6.04 by applying for and obtaining temporary and permanent restraining orders, injunctions, decrees of specific performance and other equitable relief from any court of competent jurisdiction without the necessity of filing a bond therefor or proving irreparable harm.

            7.02 Arbitration. Except as set forth in Section 7.01, any claim or dispute of any nature between the parties to this Agreement arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in New York, New York, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs (not including attorneys' fees and expenses) incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon all parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If any dispute is submitted to arbitration, each party shall, not later than 30 days before the date set for hearing, provide to the other parties and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all Persons each party intends to call at the hearing.

      8. Indemnification.


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

            8.01 Indemnification. Employer desires to have Executive serve as an executive officer of the Subsidiary and as a member of the Boards of Directors of the Company and the Subsidiary, free from any undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by his acting in good faith in the performance of his duties to the Company and the Subsidiary and will, therefore, (a) indemnify Executive to the fullest extent permitted under New York law, (b) advance all expenses incurred by Executive in defending any action or proceeding to which Executive is a party by reason of the fact that he was or is a director or officer of the Company or the Subsidiary to the fullest extent permitted under New York law, and (c) purchase and maintain for the benefit of Executive directors and officers liability insurance policies and errors and omissions insurance policies in reasonable amounts from established and reputable insurers.

            8.02 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which Executive may be entitled under any Articles of Incorporation, Bylaws, agreement or resolution of shareholders or directors, the Business Corporation Law of the State of New York, or otherwise.

            8.03 Survival. All agreements and obligations of Employer contained in this Section 8 shall continue during the Term and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, by reason of the fact that Executive was serving as a director or officer of the Company or the Subsidiary.


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      9. Miscellaneous.

            9.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws issues.

            9.02 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the employment of Executive by Employer and supersedes all prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment which are not set forth herein; provided, however, that the benefits conferred under this Agreement are in addition to, and not in lieu of, any and all benefits conferred to Executive under plans and arrangements of Employer.

            9.03 Withholding Taxes. The Company may withhold from any compensation and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            9.04 Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by all parties hereto.

            9.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.


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            9.06 No Waiver. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver is sought to be enforced and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

            9.07 Assignment. This Agreement is a personal service contract and, subject to Section 6.05, shall not be assignable by any party without the written consent of the other parties.

            9.08 Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall subsequently deliver to each other party an original, executed copy of this Agreement; provided, however, that a failure of such party to delivery an original, executed copy shall not invalidate its signature.

            9.09 Notices. All notices and other communications relating to this Agreement will be in writing and will be deemed to have been given when personally delivered, or one Business Day following delivery to a reliable overnight courier or following transmission by electronic facsimile. All notices to the Company or the Subsidiary shall be addressed to the following address and facsimile number:

      1479 Clinton Avenue
      Bay Shore, NY  11706
      Attn: The President
      Facsimile No.: 631-968-5377


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      With a copy to:

      Eaton & Van Winkle
      3 Park Avenue
      New York, New York 10016
      Attn: Vincent J. McGill

or at such other address as the Company may have advised the Executive in writing;

      All notices to Executive shall be addressed to the Executive at the following address:

      20 Coles Place
      Northport, NY 11768

      With a copy to:

      Arnold & Porter LLP
      399 Park Avenue
      New York, NY 10022
      Attn: Robert P. Wessely, Esq.
      Fax: 212-715-1399

or at such other address as the Executive may have advised the Company in writing.

            9.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank]


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      IN WITNESS WHEREOF, Executive, the Company and the Subsidiary have executed this Employment Agreement as of the date set forth in the first paragraph.

                                                 Gales Industries Incorporated

                                                 By: /s/ Michael A. Gales
                                                     ---------------------------
                                                     Name: Michael A. Gales
                                                     Title: Executive Chairman


                                                 Air Industries Machining, Corp.

                                                 By: /s/ Michael A. Gales
                                                     ---------------------------
                                                     Name: Michael A. Gales
                                                     Title: Executive Chairman


                                                 /s/ Dario Peragallo
                                                 -------------------------------
                                                 Dario Peragallo

                                    EXHIBIT A

                            FORM OF OPTION AGREEMENT

                                               EXHIBIT A to EMPLOYMENT AGREEMENT

                          GALES INDUSTRIES INCORPORATED

                             STOCK OPTION AGREEMENT

      THIS AGREEMENT, made as of this ___ day of __________, 2005, by Gales Industries Incorporated, a Delaware corporation (hereinafter called the "Company"), with Dario Peragallo (hereinafter call the "Holder"):

      The Company has adopted a 2005 Incentive Plan (the "Plan"). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement. Terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

      The Board, which in the absence of a Committee is charged with the administration of the Plan pursuant to Section 4 of the Plan, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

      NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Holder as of the date hereof an option (the "Option") to purchase all or any part of 1,200,000 shares of Common Stock of the Company, par value $.0001 per share, upon the following terms and conditions:

1. The Option shall continue in force through _____________, 2015 (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the right to exercise the Options shall vest as indicated below and the exercise price per share of the Options vesting as of any date shall be greater of twenty-two ($.22) cents per share and the amount indicated below:

       Date         # of Shares Which Vest             Exercise Price
       ----         ----------------------             --------------
The date hereof             150,000                   Twenty-Two cents
September 15, 2006          150,000            Average FMV for thirty
                                            trading days ended December 15,2005
September 15, 2007          150,000            Average FMV for thirty
                                            trading days ended September 15,2006
September 15, 2008          150,000            Average FMV for thirty
                                            trading days ended September 15,2007
September 15, 2009          150,000            Average FMV for thirty
                                            trading days ended September 15,2008
September 15, 2010          150,000            Average FMV for thirty
                                            trading days ended September 15,2009
September 15, 2011          150,000            Average FMV for thirty
                                            trading days ended September 15,2010
September 15, 2012          150,000            Average FMV for thirty
                                            trading days ended September 15,2011

For purposes hereof, FMV refers to the Fair Market Value of the shares as of the date indicated.

      (a) Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including officers and directors who are employees), non-employee director, consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Holder has remained in the continuous employ or service thereof from the date of grant.

      (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value of the Common Stock or other securities for which this option or any other Incentive Stock Options granted to Holder prior to the date hereof (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollars ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Qualified Stock Option.

2. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within three months after such termination, but not after the Expiration Date, provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the consent of the Company or any subsidiary corporation thereof, as the case may be (which consent shall be presumed in the case of normal retirement) or voluntarily by the Holder and Holder accepts employment with a competitor of the Company, the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

3. If the Holder shall (a) die while he is employed by or serving the Company or a corporation which is a subsidiary thereof or within three months after the termination of such position (other than termination for cause, or voluntarily on his part and without the Consent of the Company or subsidiary corporation thereof, as the case may be, which consent shall be presumed in the case of normal retirement or voluntarily by the Holder and Holder accepts employment with a competitor of the Company), or (b) become permanently and totally disabled within the meaning of Section 22 (e) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), while employed by or serving any such company, and if the Option was otherwise exercisable, immediately prior to the occurrence of such event, then such Option may be exercised as set forth herein by the Holder or by the person or persons to whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent or total disability, but in either case, not later than the Expiration Date.

4. (a) The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 8 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. In such event fair market value should be determined pursuant to the Plan.

      (b) The Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

5. Notwithstanding any other provision of the Plan, in the event of a change in the outstanding shares of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per unit subject to the Option shall be appropriately adjusted by the Board, whose determination shall be conclusive.

6. This Option shall be nontransferable and shall no be assignable, alienable, saleable or otherwise transferable by the Holder other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. During the life of the Holder, this Option shall be exercisable only by him. Notwithstanding the foregoing, to the extent the Option is deemed a Non-Qualified Stock Option, the Holder shall be permitted to transfer such Option to family members or family trusts established by the Holder. Except as otherwise provided for herein, in the event that the Holder terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Holder may nominate a third party, including but not limited to a "blind" trust, to act on behalf or and for the benefit of the Holder with respect to the Option. In addition, the Holder may designate a beneficiary or beneficiaries to exercise the rights of the Holder and receive any distributions upon the death of the Holder.

7. Neither the Holder nor in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a member with respect to the shares subject to the Option until shares have been registered in the name of the Holder or his estate, as the case may be.

8. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Chairman, Michael Gales, and any notice to the

Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

9. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the determination by the Board, or if one had been appointed, the Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Option.

                                                  GALES INDUSTRIES INCORPORATED


                                                  By:
                                                      --------------------------
                                                  Name: Michael Gales
                                                  Title: Executive Chairman

ACCEPTED AND AGREED:


--------------------
Dario Peragallo

                           FORM OF NOTICE OF EXERCISE

TO: GALES INDUSTIRES INCORPORATED

      The undersigned hereby exercises his option to purchase __________ shares of Common Stock of Gales Industries Incorporated (the "Company") as provided in the Stock Option Agreement dated as of __________, ___ at $__________ per share, a total of $__________ and makes payment therefor as follows:

      (1) To the extent of $__________ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock which, valued at $__________ per share, the fair market value thereof, equals such portion of the purchase price.

      (2) To the extent of the balance of the purchase price, the undersigned has enclosed a check payable to the order of the Company for $__________.

      A stock certificate or certificate for the shares should be delivered in person or mailed to the undersigned at the address shown below.

      The undersigned hereby represents and warrants that it is his present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his own account for investment, and not with a view to the distribution of any thereof, and agrees that he will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.

                                             Signature:_________________________
                                             Address:___________________________
                                                     ___________________________
                                                     ___________________________

Dated:___________________________